Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS ANNOUNCES
THE RELOCATION OF ITS TEMECULA RETAIL BRANCH AND
AGREEMENT TO SELL ITS EXISTING RETAIL BRANCH FACILITY

Riverside, Calif. – February 14, 2011 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B., today announced that the Company will relocate its Temecula Retail Branch to a newly leased location at 40705 Winchester Road, Suites A106 and A107, Temecula, California.  The relocation is expected to occur in May 2011.  Additionally, the Company has agreed to sell its existing branch facility located at 40325 Winchester Road, Temecula, California to an unaffiliated third party.  The sale will result in a pre-tax gain on sale of real estate of approximately $1.1 million.  The relocation to the newly leased space and the sale transaction are subject to customary contingencies, contractual requirements and regulatory approvals.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the

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Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman, President and CEO	Chief Operating Officer and Chief Financial Officer

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